UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2007

(Date of Report: Date of earliest event reported)

Winning Edge International, Inc.

(Exact name of registrant as specified in its charter)

                                                                                                                                              Delaware                                   000-24520                                04-3021770

                                                                                                             (State or other jurisdiction         (Commission File Number)         (IRS Employer ID No.)

                                                                                                                     of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01

 Entry into a Material Definitive Agreement.

Asset Sale

On September 6, 2007, Winning Edge International, Inc., a Delaware corporation, (“Winning Edge”) and its wholly owned subsidiary Global Sports Edge, Inc., a Delaware corporation (“Global Sports”), entered into an Amendment to the Asset Purchase Agreement (the “Amendment”) with Betbrokers, PLC a corporation organized under the laws of the United Kingdom (“Betbrokers”).  The amendment was dated effective August 31, 2007.  Under the terms of the Amendment, Winning Edge, Global Sports and Betbrokers have agreed to extend the closing date of the proposed asset purchase by Betbrokers to September 14, 2007.  Under the terms of the original agreement, the Asset Purchase Agreement was to close by August 31, 2007.  The extension was necessary to complete certain aspects of the proposed asset sale.

In addition to the extension of time to close the asset sale, the parties agreed to add some clarification points which the parties believed should have been in the original agreement.  The amendment set a base price for the shares to be received by Global Sports and established the conversion between the dollar and British pound as $2.02 for every British pound.  The parties deemed the addition of the exchange rate provide some certainty and allowed for a smoother closing given the differences in currency between the parties.  Under the terms of the amendment, the shares of Betbrokers to be received as consideration for the sale will be valued as the average closing bid price on the five consecutive trading days prior to the closing or 5.00 pence.  The 5.00 pence was added to provide more certainty to the parties as they prepared to close.

As part of the asset sale, Winning Edge previously sought approval for the sale from its shareholders.  In August 2007, Winning Edge’s shareholders approved the proposed asset sale.

This summary is qualified in its entirety by reference to the Amendment

ITEM 9.01  Financial statements and Exhibits

(c) Exhibits.

Exhibit 10.1

Amendment to the Asset Purchase Agreement by and Among Winning Edge International, Inc., Global Sports Edge, Inc., Wayne Allyn Root and Betbrokers, PLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Winning Edge International, Inc.

By: _______\s\____________________

Date: September 6, 2007

      Jeff Johnson, Chief Financial Officer